UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.   )

Filed by the Registrant ☑                  Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
SYNOVUS FINANCIAL CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON WEDNESDAY, APRIL 22, 2020

The following Notice of Change of Location relates to the proxy statement (the “Proxy Statement”) of Synovus Financial Corp. (the “Company”), dated March 11, 2020, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on Wednesday, April 22, 2020. This notice is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about April 8, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION
OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 22, 2020

To the Shareholders of Synovus Financial Corp.:

Due to the escalating nature of the coronavirus (COVID-19) pandemic and in the interest of the health and well-being of our shareholders, team members and communities, NOTICE IS HEREBY GIVEN that the location of the 2020 Annual Meeting of Shareholders of Synovus Financial Corp. has been changed to a virtual meeting format only.  As a result, you will not be able to attend the Annual Meeting in person.  The previously announced date and time of the Annual Meeting (Wednesday, April 22, 2020 at 10:00 a.m., Eastern Time) has not changed.

HOW TO PARTICIPATE IN THE VIRTUAL ANNUAL MEETING:

If you were a shareholder of record as of February 20, 2020, the record date, or if you hold a legal proxy or broker’s proxy card for the Annual Meeting provided by your bank, broker, or nominee you can attend, vote and submit questions related to the proposals at the Annual Meeting.

To attend and participate in the Annual Meeting as a shareholder, go to www.virtualshareholdermeeting.com/SNV2020 and, when prompted, enter the 16-digit control number included in your proxy materials.  Once you are admitted to the meeting as a shareholder, you may vote during the Annual Meeting and also submit questions related to the proposals by following the instructions available on the virtual meeting website during the meeting.  We encourage you to log into this website and access the virtual meeting at least 15 minutes before the start of the meeting.

Those without a 16-digit control number may attend the 2020 Annual Meeting as guests, but they will not have the option to vote shares or submit questions during the virtual meeting. Go to www.virtualshareholdermeeting.com/SNV2020 and, when prompted, register as a guest in order to listen to the meeting.

Your vote is important. We encourage you to submit your proxy before the Annual Meeting by one of the methods described in your proxy materials even if you plan to attend the virtual only Annual Meeting. The proxy card or voting instruction form included with the proxy materials that were previously distributed to you will not be updated to reflect the change in location. You may continue to use the proxy card or voting instruction form to submit your proxy in connection with the 2020 Annual Meeting.

By Order of the Board of Directors,

Mary Maurice Young
Secretary
April 8, 2020

The Annual Meeting on April 22, 2020 at 10:00 a.m., Eastern Time, is available at www.virtualshareholdermeeting.com/SNV2020. The proxy statement and Annual Report are available on our Investor Relations website at investor.synovus.com.